                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement ("Agreement") is made as of January 5, 1998 by and among Harmonic Lightwaves, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on Schedule A hereto (the "NMC Shareholders").

                                    RECITALS

        1. The Company, the NMC Shareholders and N.M. New Media Communication Ltd., a corporation incorporated under the laws of Israel ("New Media") have entered into that certain Stock Purchase Agreement dated as of September 16, 1997 (the "Stock Purchase Agreement") concerning the acquisition of all outstanding Ordinary Shares of New Media by the Company (the "Acquisition") in consideration for shares of Common Stock of the Company ("Company Common Stock").

        2. As a condition to the obligations of the NMC Shareholders to transfer their shares of New Media to the Company, the Company must grant the NMC Shareholders the registration rights set forth herein.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. Definitions. As used in this Agreement:

           a. "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

           b. "Securities Act" means the United States Securities Act of 1933, as amended.

           c. "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).

           d. "Holder" means: (i) a NMC Shareholder for so long as such holder continues to hold the registration rights contained herein or (ii) a transferee of Registrable Securities by a Holder to whom registration rights under this Agreement are assigned pursuant to Section 9 of this Agreement.

           e. "Registrable Securities" means the shares of Company Common Stock issued pursuant to the Stock Purchase Agreement (including, without limitation, shares deposited in escrow), together with all other shares of Company Common Stock issued in respect thereof (by way of stock split, dividend or otherwise). Registrable Securities shall not include any shares of Company Common Stock transferred by a Holder for which registration rights are not also assigned pursuant to Section 9 hereof.

           f. "SEC" means the United States Securities and Exchange Commission.

        Capitalized terms not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

        2. Registration.

           a. The Company shall use its Best Efforts to cause (i) all Registrable Securities held by each Holder to be registered under the Securities Act, and (ii) a registration statement effecting such registration to be declared effective by the SEC not later than February 4, 1998 (it being understood that, in the event that the SEC determines not to review the registration statement, the Company will seek to have the registration statement declared effective within three (3) business days following its receipt of notice that the SEC will not review the registration statement), so as to permit the resale thereof on a continuous basis, subject to Section 3 hereof. In connection therewith, the Company shall prepare and file with the SEC promptly (but in any event within three (3) business days) following the Closing, and shall use its Best Efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 (or such other form as is appropriate to effect the registration of the Registrable Securities); provided, however, that each Holder shall provide all such information to the Company concerning the Holder and take all such action as may be required (if any) in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information is a condition precedent to the obligations of the Company pursuant to this Agreement. The Company shall not be required to effect more than one (1) registration pursuant to this Agreement; provided, however, that if the Company becomes ineligible to use Form S-3 or the registration statement originally filed is withdrawn or otherwise ceases to be effective prior to the Termination Date (as defined below), the Company shall use its Best Efforts to effect the registration of the Registrable Securities on a new registration statement.

           b. The Company shall use its Best Efforts to take all such actions (including, without limitation, registering or qualifying the Registrable Securities) as is reasonably required under state securities or "blue sky" laws to enable the public sale of Registrable Securities by the Holders within all jurisdictions of the United States of America.




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

        3. Obligations of the Company. Subject to the limitations of Sections 4 and 11, the Company shall (i) keep the registration statement filed in accordance with Section 2 hereof continuously effective until the earlier of (a) two (2) years after the Closing or (b) such time as all Registrable Securities have been disposed of either hereunder or otherwise in a manner that results in such securities no longer being considered Registrable Securities (such date being referred to herein as the "Termination Date"); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

        4. Selling Procedures.

           a. The Company shall notify each Holder or a representative designated by such Holder (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, the Company may suspend use of the prospectus by written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. Subject to Section 4(b) below, the Company shall use its Best Efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use its Best Efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of




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

any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, as soon as is practicable.

           b. The Company shall, upon the occurrence of any event contemplated by clause (D) of Section 4(a) above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer or chief financial officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for any such registration statement to be amended or supplemented because the Company would be required to disclose in such registration statement, either directly or through incorporation by reference, material non-public information that it would not otherwise be obligated to disclose at such time, the disclosure of which at such time would have a material adverse effect on the business or prospects of the Company, the Company may defer such amending or supplementing of such registration statement until the earlier of (i) ninety
(90) days from the date of the certificate or (ii) the filing of a report on Form 10-Q by the Company, and in such event, the Holders shall be required to discontinue disposition of any Registrable Securities during such period.

               c. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Company Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees or transferees in a private placement who agree to be similarly bound) any securities of the Company held by it at any time during such period except Company Common Stock included in such registration; provided, however, that:

           i. all officers and directors of the Company enter into similar agreements; and

           ii. such market stand-off time period shall not exceed ninety (90) days.

        Each Holder agrees to provide to the underwriters of any public offering such further agreement as such underwriter may reasonably require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction), until the end of such period.




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

           d. The Company may not suspend the use of a prospectus, or otherwise prevent the Holders from selling Registrable Securities, pursuant to Section 4(a), 4(b) or 4(c) above, for a period of time exceeding ninety (90) days in any twelve month period. In addition, the Company may not suspend the use of a prospectus, or otherwise prevent the Holders from selling Registrable Securities, pursuant to Section 4(a), 4(b) or 4(c) above, within sixty (60) days of the effective date of the registration statement filed pursuant to Section 2 above.

        5. Availability of Form S-3. The Company represents that it is currently eligible to utilize Form S-3 with respect to the registration of the Registrable Securities.

        6. Expenses. The Company shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions, in connection with the registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC and NASD registration and filing fees, printing expenses, transfer agent's and registrar's fees, and the reasonable fees and disbursements of the Company's outside counsel and accountants. The Company shall not be obligated to pay the fees and expenses of counsel to the Holders.

        7. Indemnification. In the event of any offering registered pursuant to this Agreement:

           a. The Company will indemnify each Holder, each or its officers and directors and each person controlling a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities laws applicable to the Company in connection with any such registration, and, subject to Section 7(c), will reimburse each such Holder, director, officer, and person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company for use in connection with the registration statement, final prospectus or any amendment or supplement thereto by such Holder or controlling person or (ii) any sale by a Holder in violation of
Section 4 hereof.

           b. Each Holder will indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company' securities covered by such a registration statement, each person who controls the Company or such




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

underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each person controlling such other Holder, each of such other Holders, officers and directors, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Agreement or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 7(c), will reimburse the Company, such other Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses out-of-pocket reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by such Holder in writing for such purpose; provided, however, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to an amount equal to the respective gross proceeds (before expenses and commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

           c. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within thirty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability with respect to such claim or litigation.




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

           d. If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and indemnified parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit of such Indemnifying Party and indemnified parties shall be determined by reference to, among other things, in the case of the Company, the value of the entire issued ordinary share capital of Symphony received by the Company, and, in the case of each Holder, the gross proceeds received by each such Holder from the sale of Registrable Securities in the manner contemplated hereby. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party.

           e. The obligations of the Company and each Holder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Agreement.

        8. Reports Under Securities Exchange Act of 1934. The Company agrees to:

           a. use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

           b. furnish to each Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3; and

           c. will use its Best Efforts to remain eligible to use Form S-3 with respect to the sale of the Registrable Securities.

        9. Assignment of Registration Rights. The rights of a Holder pursuant to this Agreement may be assigned, in whole or in part, by such Holder to a transferee of Registrable Securities only if: (a) the Company is, within a reasonable time after such transfer, furnished with




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

written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to the Company pursuant to which such transferee agrees to be bound hereby and provides the Company with such reasonable information as the Company may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

        10. Amendment of Registration Rights. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of the Company, amend the registration rights granted hereunder.

        11. Shareholder Lock Up.

            a. Notwithstanding anything in this Agreement to the contrary, NMC Shareholder N.M. New Media Entertainment Ltd. ("NME") agrees that, except with respect to 256,148 Registrable Securities, it will not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of: (a) any shares of Buyer Common Stock acquired pursuant to the Stock Purchase Agreement for a period ending one (1) year following the Closing Date and (b) more than an aggregate of 192,111 shares of Buyer Common Stock acquired pursuant to the Stock Purchase Agreement for a period ending two (2) years following the Closing date.

            b. The Company agrees that, in the event that NME is required to indemnify the Company pursuant to Section 10 of the Stock Purchase Agreement, the Company will allow NME, notwithstanding Section 11(a) above, to sell such number of Registrable Securities as is necessary for NME to satisfy its indemnification obligation.

            c. The Company agrees that, in the event that Mr. Efraim Atad is terminated by the Company without just cause (as such term is defined in the Employment Agreement between Mr. Atad and the Company), then the lock up set forth in Section 11(a) shall terminate and have no further force and effect.

        12. Affiliate Registration. The Company agrees that, so long as a Holder is considered an "affiliate" of the Company, in the event that the Company registers for re-sale securities of the Company held by other affiliates of the Company, the Company will afford such affiliate Holder the opportunity to include any Registrable Securities then held by such Holder in such registration statement upon substantially the same terms as the other affiliates.

        13. Termination. All obligations of the parties set forth in this Agreement shall terminate upon the Termination Date. Notwithstanding the foregoing, the obligations of the parties hereto pursuant to Section 6 and
Section 7 hereof shall survive the Termination Date, and the obligations of




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

the Company pursuant to Section 12 hereof shall survive the Termination Date for a period of four (4) years.

        14. Obligations of Holders. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. The Company may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of the Company hereunder.

        15. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            Sellers:             as set forth on Schedule A

            with a copy to:      Shenhav, Elrom, Konforti & Shavit
                                 Shalom Tower, 4th Floor
                                 P.O. Box 29671
                                 Tel-Aviv, 61290
                                 Israel
            Attention:           Amos Konforti, Adv.
            Facsimile No.:       972-3-516-0068

            Buyer:               Harmonic Lightwaves, Inc.
                                 549 Baltic Way
                                 Sunnyvale, California 94089
                                 United States of America
            Attention:           Mr. Robin N. Dickson
            Facsimile No.:       (408)542-2516










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

            with a copy to:      Wilson Sonsini Goodrich & Rosati, P.C.
                                 650 Page Mill Road
                                 Palo Alto, California  94304
                                 United States of America
            Attention:           Patrick J. Schultheis, Esq.
            Facsimile No.:       (650) 493-6811

        16. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Santa Clara, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        17. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        18. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        19. Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        20. Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

        21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        22. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.




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

        IN WITNESS WHEREOF, the parties have executed and delivered to this Agreement as of the date first written above.


                                       HARMONIC LIGHTWAVES, INC.


                                       By: _____________________________________
                                               Robin N. Dickson
                                               Chief Financial Officer


                                       NMC SHAREHOLDERS

                                       N.M. NEW MEDIA ENTERTAINMENT LTD.



                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________



                                       I.E.S. ELECTRONICS INDUSTRIES LTD.



                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                       CRM PARTNERS L.P.


                                       By: _____________________________________
                                           Gerald B. Cramer

                                       Title: __________________________________




                                       CRM RETIREMENT PARTNERS L.P.


                                       By: _____________________________________
                                           Gerald B. Cramer

                                       Title: __________________________________



                                       CRM MADISON PARTNERS L.P.


                                       By: _____________________________________
                                           Gerald B. Cramer

                                       Title: __________________________________



                                       CRM EURYCLAIM PARTNERS L.P.


                                       By: _____________________________________
                                           Gerald B. Cramer

                                       Title: __________________________________

                                       CRM U.S. VALUE FUND LTD


                                       By: _____________________________________
                                           Gerald B. Cramer


                                       Title: __________________________________



                                       CRAMER ROSENTHAL MCGLYNN INC.


                                       By: _____________________________________
                                           Gerald B. Cramer

                                       Title: __________________________________



                                       _________________________________________
                                       Martina Neustadt


                                       _________________________________________
                                       Joelit Bachrach



                                       COTEX ENTERPRISES LTD.


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                   SCHEDULE A




   Name and Address of Seller
----------------------------------
N.M. New Media Entertainment Ltd.

I.E.S. Electronics Industries Ltd.

CRM Partners L.P.

CRM Retirement Partners L.P.

CRM Madison Partners L.P.

CRM Euryclaim Partners L.P.

CRM U.S. Value Fund Ltd.

Cramer Rosenthal McGlynn Inc.

Martina Neustadt

Joelit Bachrach

Cotex Enterprises Ltd.